EXHIBIT 10.1

NON-SOLICITATION, COOPERATION
AND GENERAL RELEASE AND WAIVER AGREEMENT

THIS AGREEMENT ("Agreement") is made and entered into this 1st day of January 2006, by and between PAULA ROSPUT REYNOLDS (the "Executive") and AGL RESOURCES INC., (the "Company"), on behalf of itself and its wholly-owned subsidiary AGL Services Company, together with its successors and assigns.

RECITALS

WHEREAS, the Executive and the Company have previously entered into that certain Continuity Agreement effective as of December 1, 2003 (the "Continuity Agreement") with respect to Executive's employment with the Company; and

WHEREAS, the Executive tendered her resignation as an employee and director of the Company effective as of December 31, 2005;

WHEREAS, the Company accepted such resignation; and

WHEREAS, the parties wish to settle all matters between the Executive and the Company.

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Company agree as follows:

AGREEMENT

1.  Employment and Directorship Termination. The parties agree and acknowledge that, as a result of Executive’s resignation: (i) Executive's employment and directorship with the Company terminated effective December 31, 2005 (the "Termination Date") and (ii) on the Termination Date, the Continuity Agreement terminated and is no longer in effect.

2.  Payment. As soon as practicable, but no later than January 31, 2006, the Company will pay, or will cause to be paid, to the Executive the sum of $281,000, less any applicable withholding and other customary deductions, as (i) consideration for the covenants contained in this Agreement and (ii) a full and final settlement of all amounts to which the Executive may claim to be entitled for any and all employment with, and services to, the Company or any of its subsidiaries or affiliates other than amounts due the Executive under the Company's compensation and employee benefit plans.

3.  Cooperation. The Executive agrees that she will be available to assist in an orderly transition for a period of up to twenty-four (24) months following the Termination Date as determined necessary, and as requested, by the Company. Additionally, the Executive shall provide to the Chief Executive Officer and to the Chief Financial Officer of the Company, certifications in the form attached hereto as Exhibits A and B, respectively, in connection with the filing by the Company with the Securities and Exchange Commission of the Company’s annual report on Form 10-K for the year ended December 31, 2005. Such certifications shall be provided by Executive after she has had a reasonable opportunity to review the Form 10-K in substantially the form that the Company intends to file it.

4.  Confidentiality; Non-Disparagement; Non-Solicitation. Without the prior written consent of the Company, the Executive agrees hereby not to disclose or use, directly or indirectly (except as may be required by a court of competent jurisdiction), any trade secret or other confidential information pertaining to the conduct of the Company's business, unless and until such trade secret or confidential information is in the public domain. The Company's business, as that term is used herein, includes, but is not limited to, the Company's and any of its subsidiaries' records, processes, methods, data, reports, information, documents, equipment, training manuals, customer lists and business secrets. Executive further agrees that, during the twenty-four (24) month period following the Termination Date, the Executive shall not, without the prior written consent of the Company: (i) initiate contact with employees of the Company or any of its subsidiaries for employment outside the Company or one of its subsidiaries or (ii) hire or knowingly allow Executive’s then current employer to hire any employee of the Company or any of its subsidiaries for employment outside the Company or one of its subsidiaries. Except as may be compelled by a court of competent jurisdiction or as may otherwise by required by law, Executive shall take no action (including without limitation the making of any oral or written statement) which damages the reputation of the Company or any of its subsidiaries or any of their respective employees, officers or directors.

5.  Release and Waiver. The Executive, for the Executive and the Executive's predecessors, successors, assigns, and heirs, hereby agrees to discharge and release the Company and, as applicable, each of its direct and indirect subsidiaries or affiliated corporations, organizations, and representatives, and their respective successors, assigns, present or former owners, employees, officers, directors, consultants, partners, shareholders, clients and counsel from all claims or demands the Executive may have based on the Executive's employment or directorship with the Company or with any subsidiary or affiliate of the Company or the termination of any such employment or directorship. This includes a release of any rights or claims the Executive may have based on any facts or events, whether known or unknown by the Executive, that occurred on or before the effective date of this Agreement, or events that are contemplated by this Agreement, including, without limitation, a release of any rights or claims the Employee may have based on:

a. the Civil Rights Act of 1866, as amended, Title VII of the Civil Rights Act of 1964, as amended, and the Civil Rights Act of 1991, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Americans with Disabilities Act of 1990; the Rehabilitation Act of 1973; the Equal Pay Act of 1963; the Employee Retirement Income Security Act of 1974, as amended;

b. the laws of the State of Georgia concerning wages, employment and discharge or any other law, rule, regulation or ordinance pertaining to employment, terms and conditions of employment, or termination of employment;

c. claims arising out of any legal restrictions of the right to terminate the Company’s employees such as wrongful or unlawful discharge or related causes of action;

d. intentional infliction of emotional distress; and/or

e. violations of any contract express or implied.

No reference to the aforementioned causes of action or claims is intended to limit the scope of the release and waiver provisions of this Agreement.

6.  No Future Grievances. The Executive promises never to file, or cause to be filed, any petitions, charges, complaints, grievances, lawsuits, or related documents with any judicial or administrative agency or union relating to any matter released herein.

7.  Period of Acceptance. The Executive acknowledges that she has been advised that the terms of this Agreement shall be open for acceptance by the Executive for a period of at least 21 days during which time the Executive may consider whether or not to accept this Agreement and seek counsel to advise the Executive regarding the same. The Executive agrees that changes to this Agreement, whether material or immaterial, will not restart this acceptance period, and that she may use as much or as little of this period as she wishes prior to signing. The Executive also acknowledges that she may revoke this Agreement within seven days after signing it. To be effective, notice of such revocation must be received in writing by the Company. Notice of such revocation may also be made by hand delivery or by facsimile.

8.  Complete Understanding. This Agreement contains the parties' complete understanding and there are no other agreements, oral or written, pertaining to the subject matter of this Agreement. Any amendment or modification of this Agreement must be made in writing and signed by all parties hereto. Any prior separation or release agreements or understandings are hereby revoked unless specifically incorporated into this Agreement.

9.  Voluntary Agreement. The Executive acknowledges that she is entering into this Agreement voluntarily and of her own free will, and that there were no inducements or representations leading to the execution of this document, except as described in this Agreement.

10.  Consultation with Counsel. The Executive acknowledges that before signing this Agreement, the Executive was advised to consult with an attorney prior to executing this Agreement and the Executive had an adequate opportunity to review the Agreement with persons of her choosing, including her attorney, and the Executive signed the Agreement knowingly and voluntarily.

11.  Binding Effect. The parties expressly agree that this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns.

12.  Severability. In the event any provision of the Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

13.  Counterparts. This Agreement may be executed in any number of counterparts each of which, taken together, shall constitute one Agreement.

14.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

IN WITNESS WHEREOF, the Executive and the Company have caused this Agreement to be executed as of the day and year first above written.

EXECUTIVE

/s/ Paula Rosput Reynolds
Paula Rosput Reynolds

AGL RESOURCES INC.

/s/ Paul R. Shlanta
By: Paul R. Shlanta
Its: Executive Vice President, General Counsel and Chief Ethics and Compliance Officer

EXHIBIT “A”

CERTIFICATION PURSUANT TO SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002

I, Paula Rosput Reynolds, certify that:

1. I have reviewed the Annual Report on Form 10-K of AGL Resources Inc. for the fiscal year ended December 31, 2005 (the “Report”);

2. Based on my knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Report;

3.  Based on my knowledge, the financial statements and other financial information included in the Report fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in the Report;

4.  The registrant's chief financial officer and I were responsible for establishing and maintaining adequate disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and adequate internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant for the fiscal year ended December 31, 2005 and we:

 (a)  Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to the registrant’s chief executive officer and chief financial officer by others within those entities, particularly during the period in which the report was being prepared; and

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

5. I evaluated the effectiveness of the registrant’s disclosure controls and procedures as of the end of the period covered by the Report and concluded that the registrant’s disclosure controls and procedures were effective as of December 31, 2005 in providing a reasonable level of assurance that information the registrant is required to disclose in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods in SEC rules and forms, including a reasonable level of assurance that information required to be disclosed by the registrant in such reports is accumulated and communicated to the registrant’s management, including the principal executive officer and the principal financial officer, as appropriate to allow timely decisions regarding required disclosures;

6. I evaluated the effectiveness of the registrant’s internal control over financial reporting as of the end of the period covered by the Report based on the framework in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and concluded that the registrant’s internal control over financial reporting was effective as of December 31, 2005;
and

7. I have disclosed to the registrant’s chief financial officer and to the audit committee of the registrant’s board of directors any change in the registrant’s internal control over financial reporting that occurred during the registrant’s fiscal quarter ended December 31, 2005 that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

8. I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors:

(a)  All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b)  Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: February __, 2006	/s/ Paula Rosput Reynolds
Former Chairman, President and Chief Executive Officer AGL Resources Inc.

EXHIBIT “B”

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, as the chief executive officer of AGL Resources Inc. during the fiscal year ended December 31, 2005, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)   the Annual Report on Form 10-K of AGL Resources Inc. for the annual period ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of AGL Resources Inc.

Date: February __, 2006	/s/ Paula Rosput Reynolds
Former Chairman, President and Chief Executive Officer AGL Resources Inc.